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                                                                  EXHIBIT 24(a)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 15th day of June, 1999, the undersigned each constitutes and appoints Steven B. Ratoff, Michael B. Crutcher, and Nelea A. Absher, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities:

          (a) to sign and file with the Securities and Exchange Commission one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, and any and all related amendments, exhibits, or appendices (including post-effective amendments) in connection with the Brown-Forman Omnibus Compensation Plan, as amended (the "Plan") and the shares of common stock of Brown-Forman Corporation to be used for awards pursuant to the Plan; and

          (b) to prepare, execute and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in connection with the Plan and share of Common Stock to be used for awards under the Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done to the end that such Registration Statement(s) shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

This power of attorney may be signed in one or more counterparts, which counterparts together shall constitute one instrument.

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BROWN-FORMAN CORPORATION

By: /s/ Owsley Brown II
   ------------------------------------
    Owsley Brown II
    Chairman & Chief Executive Officer


    /s/ Jerry E. Abramson                        /s/ Barry D. Bramley
---------------------------------------        ---------------------------------
Jerry E. Abramson, Director                    Barry D. Bramley, Director


    /s/ George Garvin Brown, III                 /s/ Owsley Brown II
---------------------------------------        ---------------------------------
George Garvin Brown III, Director              Owsley Brown II, Director


    /s/ Donald G. Calder                         /s/ Owsley Brown Frazier
---------------------------------------        ---------------------------------
Donald G. Calder, Director                     Owsley Brown Frazier, Director


    /s/ Richard P. Mayer                         /s/ Stephen E. O'Neil
---------------------------------------        ---------------------------------
Richard P. Mayer, Director                     Stephen E. O'Neil, Director


    /s/ William M. Street                        /s/ Dace Brown Stubbs
---------------------------------------        ---------------------------------
William M. Street, Director                    Dace Brown Stubbs, Director


    /s/ James S. Welch
---------------------------------------
James S. Welch, Director

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